UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 3, 2022

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2022, Viviane Monges notified the Board of Directors (the “Board”) of DBV Technologies S.A. (the “Company”) of her resignation from the Board and all committees thereof, effective immediately. Ms. Monges’s resignation was not the result of any dispute or disagreement with the Company or the Board.

In connection with Ms. Monges’s resignation, the Board appointed Timothy E. Morris, currently serving as independent director and member of the Audit Committee of the Board (the “Audit Committee”), as the Chairperson of the Audit Committee, in replacement of Ms. Monges.

In addition, Daniele Guyot-Caparros was appointed to the Board of the Company effective immediately, to fill the vacancy created by the resignation of Ms. Monges. Ms Guyot-Caparros’s appointment will be submitted to a shareholder vote at the next convened annual Ordinary and Extraordinary General Meeting of shareholders.

There are no arrangements or understandings between Ms. Guyot-Caparros and any other person pursuant to which Ms. Guyot-Caparros was appointed as a director. Ms. Guyot-Caparros does not have any family relationships with any of the Company’s directors or executive officers, and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Guyot-Caparros will be compensated in accordance with the Company’s non-employee director compensation policy. Ms. Guyot-Caparros will receive a fixed annual retainer of €100,000 per year for her service as a director.

In connection with her appointment to the Board, Ms. Guyot-Caparros plans to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Registration Statement on Form F-1/A (File No. 333-198870) filed with the Securities and Exchange Commission on October 15, 2014.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 3, 2022, announcing the director resignation and appointments described in Item 5.02. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 3, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2022	DBV TECHNOLOGIES S.A.

	By:	/s/ Sébastien Robitaille
	Name:	Sébastien Robitaille
	Title:	Chief Financial Officer